                                                                    Exhibit 99.1

                                     [FRONT]

                             BOSTON PROPERTIES, INC.

                         FORM OF INITIAL PURCHASE FORM

c/o BankBoston, N.A.
P.O. Box 8040
Boston, MA 02266-8040

         Any questions, please call toll free: 1-888-[To Be Determined] (Please use enclosed envelope).

         Enrolling in the Plan. I wish to enroll in the Boston Properties, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") available to interested investors of Boston Properties, Inc. (the "Company" ) by making an initial investment. Enclosed is a check or money order for $_______ ($100 minimum/$25,000 maximum per calendar quarter) payable to "BankBoston, N.A." Checks must be received at least two business days prior to an "investment date" as defined in the Plan Prospectus.

         Please note any address corrections directly on this form to the left.

         Please provide your day and evening phone numbers to assist us in processing your enrollment:

         Daytime Phone:  (___) - ___-____
         Evening Phone:  (___) - ___-____

         Account Registration. Please check one box and provide all requested information. Please print clearly.

         [ ]   Check here if registration desired matches mailing information above. Social Security Number: ________________.

         [ ]   INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

         Owner's First Name:  __________________________
         Middle Initial: _________________
         Last Name: __________________
         Owner's Social Security Number: _____________
         Joint Owner's First Name: ____________
         Middle Initial: _________________
         Last Name: __________________
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         [ ]   CUSTODIAL. A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minor Act in the minor's state of residence.

         Custodian's First Name:  __________________________
         Middle Initial: _________________
         Last Name: __________________

         Minor's First Name:  __________________________
         Middle Initial: _________________
         Last Name: __________________
         Minor's Social Security Number: ______________
         Minor's State of Residence: _______________

         [ ]   TRUST. Account is established in accordance with provisions of a trust agreement.

         Trustee Name:  __________________________
         Name of Trust: _________________
         Trust Date:  __________________
         Tax ID Number:  ______________
         Beneficiary:  _______________

         Dividend Election. Please check one box and provide the requested information.

         You may choose to reinvest all, a portion or none of the dividends paid on Company stock registered in your name and held by you under the Plan. If you do not indicate a choice, you automatically will default into the full dividend reinvestment election with all dividends reinvested.

         [ ]   Full Dividend Reinvestment. I wish to reinvest all of my Common
Stock dividends in additional shares of Common Stock. I may also make optional payments to the Plan. (You will not receive a dividend check.)

         [ ]   Partial Dividend Reinvestment. I wish to have cash dividends on
_______ whole shares of Common Stock sent to me in cash, and dividends on the rest of my shares of Common Stock reinvested in additional shares of Common Stock. I may also make optional payments to the Plan.

         [ ]   Optional Cash Only. I wish to make only optional cash payments to the Plan. (You will receive a dividend check for all shares.)

         Signatures. By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Plan and agree to abide by the terms and conditions of the

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

Plan. I hereby appoint BankBoston N.A. as my agent to apply dividends and any investment I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to BankBoston.

         All joint owners must sign.

         Under penalties of perjury, I also certify that: A. The number shown on this form is my/our correct Social Security Number or Taxpayer ID Number, B. I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check here ___ if you have been notified by the IRS that you are subject to backup withholding because of under reporting of interest or dividends on your tax returns.)


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Signature                                                                 Date


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Signature                                                                 Date


         [ ]   Automatic Investment. You may authorize monthly deductions from your personal bank account. BankBoston, N.A. will invest these deductions in Company stock and credit the account you designate above. To initiate these deductions, please complete the reverse side of this form and check this box. Your authorized monthly deduction from your back account must be for at least $100 and cannot exceed $25,000 in a calendar quarter.



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

                                     [BACK]


         Please complete the information below to commence automatic withdrawals from your Bank account to purchase additional shares. Deductions and Investments will continue until you notify BankBoston to change or discontinue them. You must notify the Bank by telephone or written request at least ten business days prior to the next investment date as defined in the Plan Prospectus for any change to be effective. Should your Bank account contain insufficient funds to cover the authorized deduction, no investment will occur. In such event, you will be charged a $25.00 fee by BankBoston, N.A. and you may be charged an additional fee by your bank for insufficient funds.

         Please see sample below illustrating where these numbers can be found.



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

ABA Routing Number                Checking or Money Market          Savings
[] [] [] [] [] [] [] [] []                 []                          []

Bank Account Number
[] [] [] [] [] [] [] [] [] [] [] [] [] [] [] []

Amount to be Withdrawn ($100 minimum, $25,000 maximum per quarter) [] [], [] [] []. [] []

I hereby authorize BankBoston, N.A. to make monthly automatic transfers of funds from my savings/checking account in the amount indicated on this form. These funds will be used to purchase shares of Common Stock for my account. Note: If Joint Account, both holders must sign.


                              ----------------------------------------
                              Name on Account (Please Print)



                              ----------------------------------------
                              Name of Financial Institution



                              ----------------------------------------
                              Mailing Address of Financial Institution



                              ----------------------------------------
                              City              State            Zip



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Signature            Date                  Signature                 Date



                              [diagram of a check]




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